FRAMEWORK OF THE DEAL PROPOSED

     A. Perot Systems has exclusivity over OM's Clearing Products and Services in US

     B. Perot Systems establishes the US Clearinghouse including counter party risk handling

     C. Perot Systems runs the clearing process in the US

     D. OM deliver, (operate?), support and maintain & further develop the clearing product & services according to US requirements

     E. OM provides professional training services to Perot Systems

     F. OM receives an up front payment corresponding to 10% of estimated gross income over 5 years

     G. OM receives 50/50 continuous sharing of gross income

ASSUMING MARKET SHARE REACHING 50% IN 5 YEARS - HIGH LEVEL PRO FORMA (EXPENSES NOT INCLUDED) IS AS FOLLOWS:

                              2000          2001         2002             2003         2004           2005
                              ----          ----         ----             ----         ----           ----
year                            1             2            3                4             5             6

market share                   5%            10%          20%              40%           50%           50%
------------              -----------   ------------   ------------   ------------   -----------   -----------
USA total    clearing             125            500           2000        80,000         20,000        20,000
(Incl Calif) volumes

USA          revenues       2,500,000     10,000,000     40,000,000    160,000,000   400,000,000   400,000,000

OM Fees      10% revenue   61,250,000
(one time)   years 1-5

OM Fees      50% gross        125,000      5,000,000     20,000,000     80,000,000   200,000,000   200,000,000
(recurring)

net annual   gross $      (60,000,000)     5,000,000     20,000,000     80,000,000   200,000,000   200,000,000
(no PV adjustment)

Cumulative net $          (60,000,000)   (55,000,000)   (35,000,000)    45,000,000   245,000,000   445,000,000
(no PV adjustment)